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EXHIBIT 99.1

Ultimate Electronics Reports Financial Impact of New
Accounting Guidance for Vendor Allowances (EITF No. 02-16)

DENVER, Colorado, May 19, 2003—Ultimate Electronics, Inc. (NASDAQ: ULTE) today reported that it had elected to early adopt a new method of accounting for vendor allowances retroactive to the first quarter of fiscal 2003 (the quarter ended April 30, 2002). The new method is consistent with final guidance issued by the Financial Accounting Standards Board's Emerging Issues Task Force in March 2003 regarding accounting for vendor allowances (EITF No. 02-16), Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. In adopting the new guidance, Ultimate Electronics changed its previous method of accounting, which was consistent with generally accepted accounting principles. This new method will not affect the amount of vendor allowances Ultimate Electronics will receive but will change the timing of recognizing allowances and their classification in the income statement.

        EITF No. 02-16 addresses the accounting for cash consideration received from a vendor by a reseller for various vendor-funded allowances, including cooperative advertising support. EITF No. 02-16 provides that cash consideration received from a vendor should be presumed to be a reduction of the prices of the vendor's products and should therefore be reported as a reduction in the cost of goods sold when recognized in the reseller's income statements. The exceptions to this rule are if the vendor receives an identifiable benefit or if the reimbursement is for specific, incremental, identifiable costs. If the amount of cash consideration received from a vendor exceeds the cost being reimbursed, EITF No. 02-16 requires that the excess amount be shown as a reduction of cost of goods sold when recognized in the reseller's income statements. EITF No. 02-16 is effective for new arrangements or modifications of existing arrangements entered into after December 31, 2002, with early adoption permitted. Final guidance issued in March 2003 provides that a reseller that has not issued financial statements is permitted to report this change in accounting as a cumulative-effect adjustment.

        Following receipt of the final guidance, Ultimate Electronics elected to early adopt the new guidance on a retroactive basis to the beginning of fiscal 2003 and to report the change as a cumulative effect of change in accounting principle. This change in accounting principle had the following impact on the company's reported results for fiscal 2003:

  •
  A portion of vendor allowances is deferred and remains in inventory until the product is sold. As of January 31, 2003, $3.3 million of vendor allowances has been recorded as a reduction of inventory and will be recognized in cost of goods sold as the inventory is sold.

  •
  Ultimate Electronics recorded a one-time, non-cash, after-tax charge of $1.6 million, which was classified as a "cumulative effect of change in accounting principle."

  •
  The fiscal 2003 impact of adoption on income before cumulative effect of change in accounting principle was $0.4 million, net of tax (or $.03 per share).

  •
  This change in accounting principle required the reclassification of $14.8 million of Ultimate Electronics' vendor allowances earned in fiscal 2003 from selling, general and administrative expenses to cost of goods sold.

        On an ongoing basis, a portion of vendor allowances received by the company will continue to reduce inventory and cost of goods sold and increase selling, general and administrative expenses, as required by EITF No. 02-16. The company expects earnings per share for each of the first three quarters to be reduced between $.01 and $.03 and to be increased in the fourth quarter by any reductions recognized in the first three quarters.

        The changes and related reclassification for each quarter in fiscal 2003 are summarized in the table below:

Financial Impact as a Result of Adopting New
Accounting Guidance for Vendor Allowances (EITF No. 02-16)
Increase (decrease)
$'s in thousands

For the quarter ended	Cost of goods sold	Selling, general & administrative expenses	Income (loss) from operations	Diluted earnings per share
April 30, 2002	$(2,860)	$3,595	$(735)	$(.04)
July 31, 2002	(2,835)	5,707	(2,872)	(.13)
October 31, 2002	(3,527)	5,589	(2,062)	(.09)
January 31, 2003	(4,988)	14	4,974.21

Fiscal 2003	$(14,210)	$14,905	$(695)	$(.03)

        To help investors understand how the change affects Ultimate Electronics' financial statements, comparative financial statements for the company's 2003 fiscal quarters and 2003 fiscal year follow:

	Three Months Ended April 30,	Three Months Ended July 31,	Three Months Ended October 31,	Three Months Ended January 31,	Fiscal Year Ended January 31
	(in thousands, except per share data)
FISCAL 2003
As restated:
Sales	$142,173	$142,022	$177,778	$242,454	$704,427
Gross profit	46,674	48,074	60,488	75,261	230,497
Income (loss) from operations	2,202	(1,535)	696	8,995	10,358
Income (loss) before cumulative effect of change in accounting principle	1,246	(929)	422	5,554	6,293
Cumulative effect of change in accounting principle, net of tax	1,587	—	—	—	1,587
Net income (loss)	(341)	(929)	422	5,554	4,706
Earnings (loss) per share before cumulative effect of change in accounting principle—basic	.11	(.07)	.03	.38	.46
Earnings (loss) per share before cumulative effect of change in accounting principle—diluted	.11	(.07)	.03	.38	.45
Earnings (loss) per share—basic	(.03)	(.07)	.03	.38	.34
Earnings (loss) per share—diluted	(.03)	(.07)	.03	.38	.34
As previously reported:
Sales	$142,173	$142,022	$177,778	$242,454	$704,427
Gross profit	43,814	45,239	56,961	70,273	216,287
Income from operations	2,937	1,337	2,758	4,021	11,053
Net income	1,701	853	1,701	2,469	6,724
Earnings per share—basic	.15	.06	.12	.17	.49
Earnings per share—diluted	.15	.06	.12	.17	.48

        Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 13 states. The company operates 58 stores, including 40 stores in Arizona, Idaho, Illinois, Iowa, Minnesota, Missouri, Nevada, New Mexico, Oklahoma, South Dakota, Texas and Utah under the trade name Ultimate Electronics®, 11 stores in Colorado under the trade name SoundTrack® and seven stores in Minnesota under the trade name Audio King®. In addition, the company operates Fast Trak, Inc., an independent electronics repair company based in Minnesota and a wholly owned subsidiary of Ultimate Electronics. During the past two years, the company received numerous industry awards including Audio Video International's 2002 "Top 10 Audio/Video Retailer of the Year."

        The statements made in this news release, other than those concerning historical financial information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the company. These forward-looking statements include statements regarding the impact of EITF 02-16. Actual results may differ materially from those included in the forward-looking statement due to a number of factors, including, but not limited to: the success of sales initiatives; inventory levels; changes in general economic conditions; shifts in merchandise mix; activities of competitors; terrorism and acts of war; and other risk factors identified in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the Securities and Exchange Commission. There can be no assurance that future developments affecting the company will be those anticipated by management. The company disclaims any obligation to update or revise any of the forward-looking statements that are in this news release.

        Ultimate Electronics is expected to release its first quarter earnings results on the morning of May 29, 2003 and to hold its conference call at 11:00 a.m. Eastern Time on the day of the release, which will be broadcast live on the Internet. Please visit the Company's Web site at http://www.ultimateelectronics.com and click on the Street Events icon on the Investor Relations page to access the live broadcast. Ultimate Electronics news releases, quarterly sales and operating results can be found on the Internet on the Company's Web site at www.ultimateelectronics.com.

        Contact: Alan E. Kessock, Chief Financial Officer, Ultimate Electronics, Inc., 303-801-4000 or e-mail alan.kessock@ulte.com

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  EXHIBIT 99.1